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EXHIBIT 10.25.
                                TRUST AGREEMENT

                                    BETWEEN

                           BIOCHEM INTERNATIONAL INC.

                                      AND

                                DAVID H. SANDERS

         This Agreement is made this 24th day of February, 1996 (the "Effective Date"), by and between Biochem International Inc., a Delaware corporation (the "Company"), and David H. Sanders as trustee (the "Trustee").


                                   ARTICLE I

                             The Trust and the Plan

         1.1 Name and Grantor. This Trust Agreement and Trust hereby evidenced shall be known as the "Katarow Employment Trust." The grantor of the Trust shall be the Company.

         1.2 Plan. The Trust has been established by the Company to provide compensation and benefits to a key employee of the Company under the terms of the compensation agreement listed in Schedule A of this Agreement, which compensation agreement is sometimes referred to below as the "Plan." The rights, powers and duties of the Trustee, however, shall be governed solely by the terms of this Trust Agreement without reference to the provisions of the Plan. A payment under the Trust to any individual with respect to the Plan shall be deemed a payment under the Plan by the Company. In addition, under circumstances described more fully in paragraph 4 of Article IV, the assets of the Trust shall be applied in partial or total satisfaction of claims of certain creditors of the Company.

         1.3 Advisor. The accounting and tax advisor to the Trust (the "Advisor") shall be the Company or such other individual, committee, firm, corporation or entity as the Company may from time to time appoint in writing; provided, however in no event shall the Beneficiary, or any person who is a member of the Beneficiary's family, as defined in Section 267(c)(4) of the Internal Revenue Code of 1986, be the Advisor. The Advisor shall advise the Trustee as to when a Beneficiary (as defined in Section 1.4) has fulfilled the conditions for payment of benefits and the amount and form of such benefits. The Trustee shall be responsible for making all benefit payments, and may rely on advice from the Advisor with respect to the commencement date and the amount and the manner of payment from the Trust of each Beneficiary's benefits under the Plan. The Advisor may rely on advice of legal counsel as to any terms of the Plan. The Advisor may rely on information provided by the Trustee with respect to statements of account balances and transactions under the Trust.
The Company shall timely provide the Advisor with certified copies of each Plan and with all information within its control which the Advisor may reasonably require to provide advice to the Trustee. Each Beneficiary of the Trust shall provide the Advisor with all information which the Advisor may reasonably request with respect to determining the Beneficiary's benefits. The Advisor shall not be required to independently verify such information or seek additional information. To the extent that any dispute shall arise between a Beneficiary and the Company with respect to the Beneficiary's entitlement to a benefit under the Plan, such dispute shall be resolved under the provisions of that Plan. In the event that the Advisor is unable or unwilling to render advice or opinions to the Trustee under this Trust Agreement, the Trustee shall have no duty or responsibility to assume the role or responsibilities of the Advisor and shall have no liability for any loss or damage incurred by a Beneficiary because no Advisor is acting hereunder.





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         1.4     Beneficiaries.  For purposes of this Trust, the term
"Beneficiary" or "Beneficiaries" shall include the Executive under the Plan whose benefits under such Plan may be payable in whole or in part by this Trust and each other person entitled to receive such benefits with respect to the Executive as of the date on which the Executive becomes eligible to have his benefits payable under this Trust.

         1.5 Contribution. Company agrees to fund this Trust by depositing with the Trustee One Million Eight Hundred Seventy Thousand Two Hundred Dollars ($1,870,200), no later than Thirty (30) days after the date hereof.

                                   ARTICLE II

                  Management and Control of Trust Fund Assets

         2.1 The Trust Fund. The "Trust Fund" as of any date means all property of every kind then held by the Trustee under this Trust Agreement.

         2.2 Company Contributions. The Company shall contribute to the Trust such amounts as are necessary to fund the benefits payable to Beneficiaries under the Plan. In addition, the Company shall contribute sufficient funds to the Trust to provide for the expenses of its administration or shall make such other arrangements with the Trustee to provide for such expenses as agreed upon by the Trustee and the Company. The Company may contribute additional amounts to the Trust at such times and in such amounts as it determines in its sole discretion.

         2.3 Investment Guidelines and Investment Funds. The Trustee shall invest the Trust Fund assets at the direction of the Advisor. In the event the Advisor shall fail to direct the Trustee or the Advisor shall instruct the Trustee to directly manage investment of the Trust Fund assets then the Trustee shall invest the assets of the Trust Fund with the principal goal of preserving capital and obtaining a reasonable return on investments in accordance with the restrictions on Eligible Investments set forth in Section 1.6 and 2.4 of the Plan. The Trustee shall not be required to make any separate investment of the Trust Fund for the account of any Beneficiary but shall invest the Trust Fund as a single investment fund.

         2.4 Exercise of Trustee's Duties. The Trustee shall discharge its duties hereunder solely in the interest of the Beneficiaries, and:

                 (a)      for the exclusive purpose of:

                           (i)    providing benefits to the Beneficiaries; and

                          (ii)    defraying the reasonable expenses of
                                  administering the Plan;

                 (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

                 (c) subject to the provisions of Section 2.3, by diversifying the investment of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

         2.5 General Powers. Subject to the provisions of Sections 2.3 and 2.4, with respect to the Trust Fund, the Trustee shall have the following powers, rights and duties in addition to those provided elsewhere in this Trust Agreement or by law:





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                 (a)      to invest and reinvest the Trust Fund in bonds,
                          stocks, mortgages, notes, bank deposits, options, futures contracts, limited partnership interests, shares of registered investment companies, or other property of any kind, real or personal, domestic or foreign, suitable for the investment of trust funds;

                 (b) to receive and hold all contributions paid to it under the Plan; except that the Trustee shall have no duty to require any contributions to be made, or to determine that any of the contributions received comply with the conditions and limitations of the Plan;

                 (c) to deposit any part or all of the Trust Fund in any common trust fund or other collective investment fund maintained by the Trustee for trust investment purposes;

                 (d) to manage, operate, sell, contract to sell, convey, exchange, partition, transfer, abandon and otherwise deal with all property, real or personal, in such manner, for such considerations, and on such terms and conditions as the Trustee shall decide;

                 (e) to retain in cash (pending investment, reinvestment or payment of benefits) any reasonable portion of the Trust Fund and to deposit cash in any depository;

                 (f) to compromise, contest, arbitrate, settle or abandon claims and demands;

                 (g) to begin, maintain or defend any litigation necessary in connection with the administration of the Trust;

                 (h) to have all rights of an individual owner, including the power to give proxies, to vote stocks, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganizations, recapitalizations or liquidations, and to exercise or sell stock subscription or conversion rights;

                 (i) to hold securities or other property in the name of the Trustee or any nominee or nominees of the Trustee, or in such other form as the Trustee shall determine, including corporate depositories, with or without disclosing the Trust relationship, provided that the records of the Trustee shall indicate the actual ownership of such securities or other property;

                 (j) to participate in and use a book-entry system for the deposit and transfer of securities;

                 (k) to retain any funds or property subject to any dispute without liability for the payment of interest, or to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction;

                 (l) to employ agents, attorneys, investment counsel, accountants, actuaries or other persons for such purposes as the Trustee considers desirable subject to consent by the Company, which consent will not be unreasonably withheld;

                 (m) to furnish the Company and the Advisor with such information in the Trustee's possession as the Company or Advisor may need for tax or other purposes; and





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                 (n)      to perform any and all other acts which are, in the
                          reasonable judgment of the Trustee, necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust Fund.


                                  ARTICLE III

                                   Accounting

         3.1 Separate Accounts. The following accounts shall be maintained by the Advisor for the Trust: (i) a separate account for the Beneficiary with respect to his benefits under the Plan which are payable in whole or in part by the Trust; (ii) such other accounts as may be required for the administration of the Trust Fund.

         3.2 Allocation of Company Contributions. Subject to the following provisions of this paragraph, Company contributions shall be allocated and credited to the Beneficiary's account under the Plan by the Advisor as directed by the Company at the time of the contribution.

         3.3 Distributions. Distributions from the Trust Fund shall be charged by the Advisor to the accounts with respect to which they are made or allocated in accordance with Article IV.

         3.4 Statement of Accounts. As soon as practicable after each periodic reporting period agreed upon by the Company and the Trustee (the "Accounting Date"), the Trustee shall furnish to the Company and the Advisor a written report showing the fair market value of the Trust Fund as of that Accounting Date, all investments of the Trust Fund, and receipts and disbursements and other transactions made by the Trustee since the preceding Accounting Date, with respect to the Trust Fund and such other information as the Trustee may possess which the Company requires for the administration of the Plan or the Advisor requires to advise the Trustee, the Beneficiaries or the Company. After receipt of the Trustee's statement of account, and based on such statement, the Advisor shall furnish such statement to the Beneficiary.


                                   ARTICLE IV

                          Distribution of Trust Assets

         4.1 Benefit Payments. Subject to the following provisions of this Article, as of the commencement date (as determined under Section 4.2) of the Beneficiary's benefit, the Trustee shall commence distribution of such benefit to the Beneficiary as directed by the Advisor provided that:

                 (a) In no event shall the Trustee make a distribution to or on account of the Beneficiary in excess of the amount then allocated to his account in accordance with the provisions of Article III.

                 (b) The Trustee shall have no responsibility to inquire whether a payee is entitled to the payment, or whether a payment is proper, and shall have no liability for a payment made in good faith without actual notice or knowledge of the changed condition or status of the payee.

                 (c) If any check for any payment directed to be made from the Trust Fund is mailed by the Trustee by regular United States mail to the last address of the payee furnished to the Trustee and is returned unclaimed, the Trustee shall notify the Advisor of that fact and such check or funds shall be retained





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                          in the Trust.  The Trustee and Advisor shall be
                          required to make reasonable efforts to ascertain the location of any Beneficiaries.

                 (d) The Trustee may reserve such reasonable amount from any payment as it shall deem necessary to pay any estate, inheritance, income or other tax, charge or assessment attributable to any payment or may require such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection.

         4.2 Commencement Date. Subject to the provisions of Sections 4.3 and 5.3, the commencement date and the form of payment from the Trust of the Beneficiary's benefits with respect to the principal amount held by the Trust shall be determined in accordance with the terms of the Plan, including any rights thereunder to disclaim, defer the commencement date or extend the payment period for all or any portion of the benefits payable to him under this Trust. Any amount of Trust principal not paid pursuant to Article IV of the Plan due to the limitations of Article VI of the Plan shall be paid to the Company. Notwithstanding the foregoing, the Trustee shall distribute to the Beneficiary the current investment earnings of the Trust on a yearly basis as soon as practicable following the close of each calendar year.

         4.3     Reversion to Company.

                 (a) Subject to the provisions of Sections 4.2, this 4.3, and 4.4, no part of the corpus or income of the Trust Fund shall revert to the Company or be used for, or diverted to, purposes other than the exclusive benefit of the Beneficiaries.


                 (b) If Executive resigns from the Company, is dismissed for "Cause" (as such term is defined in paragraph 4.3 of the Plan), or dies prior to any Change in Control (as such term is defined in the Plan), all funds held by the Trust shall revert to the Company.

         4.4 Insolvency of the Company. If the Company becomes insolvent or its affairs become the subject of a reorganization or liquidation proceeding under federal bankruptcy laws, then notwithstanding any other provisions of this Trust, the Trustee shall cease all benefit payments and hold Trust assets for the benefit of the Company's general creditors, including the Beneficiaries of the Plan. Beneficiaries with claims against the Company by virtue of participation in the Plan shall be granted no greater rights to Trust assets than are other creditors. The Trustee shall transfer Trust assets to satisfy the claims of the Company's general creditors as directed by a court of competent jurisdiction. The Company shall have the duty to inform the Trustee promptly if the Company becomes unable to pay its debts as they mature or becomes subject to proceedings as a debtor under federal bankruptcy laws.

         4.5 Benefits May Not Be Assigned or Alienated. Subject to the provisions of Section 4.4, the interests of the Beneficiaries under the Trust may not be voluntarily or involuntarily assigned, alienated or encumbered.


                                   ARTICLE V

                                  Tax Matters

         5.1 Nature of Trust. This Trust Agreement is intended to constitute a grantor trust, as described in section 671 et seq. of the Internal Revenue Code of 1986, as amended from time to time. The Company agrees that all income of the Trust is attributable to it as owner for income tax purposes and will be income to the Company.





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         5.2     Federal and State Reporting Requirements.  The Trustee shall withhold Federal, state and local taxes which are assessable on amounts paid to a Beneficiary at such rate as may be certified by the Company at the appropriate rate under applicable laws or such larger amounts as may be requested by the Beneficiary, and shall transmit the amount withheld to the applicable taxing authority at the direction of the Company.

         5.3 Taxation Prior to Receipt. If the Internal Revenue Service determines that a Beneficiary is subject to federal income taxation on any amounts held in the Trust for his benefit in a calendar year prior to the calendar year in which he would otherwise receive such benefits, the Advisor shall, at the written request of the Beneficiary accompanied by evidence satisfactory to the Advisor of such tax treatment, notify the Trustee thereof and, based upon such notification, the Trustee shall distribute the amount of the benefits determined to be taxable to the Beneficiary as soon as practicable.


                                   ARTICLE VI

                      Compensation, Expenses and Liability

         6.1 Compensation and Expenses. The Company shall pay the Trustee reasonable compensation, if any, as agreed upon from time to time by the Trustee and the Company and shall reimburse the Trustee for all expenses, taxes and charges incurred by it in connection with the collection, administration, management and distribution of the Trust Fund. If the Company fails to pay any such compensation or expense due, if any, under this paragraph the Trustee may charge such compensation or expense to the Trust Fund.

         6.2 Liability of Trustee and Advisor. Neither the Trustee nor the Advisor shall be liable for any act or failure to act under this Agreement, except for willful misconduct or gross negligence. In no event shall the Trustee or the Advisor be liable for any act or failure to act of the other.

         6.3 Indemnification. The Company hereby agrees to indemnify the Trustee for, and hold it harmless against, and defend it against any and all liabilities, losses, costs or expenses (including reasonable attorneys' fees) of whatsoever kind and nature which may be imposed on, incurred by or asserted against it at any time by reason of carrying out in good faith the responsibilities delegated to or directions given it under this Agreement, or by reason of any act or failure to act under this Agreement.


                                  ARTICLE VII

                               Changes of Trustee

         7.1 Resignation. A Trustee may resign at any time by giving fourteen (14) days' advance written notice to the Company. A copy of such notice shall be promptly provided to the Advisor and the Beneficiaries by the Company.

         7.2 Removal of Trustee. The Company, by action of its Board of Directors or a person designated by resolutions of its Board of Directors, may remove the Trustee or any successor Trustee by giving fourteen (14) days' advance written notice to the Trustee, subject to providing the removed Trustee with satisfactory written evidence of the appointment of a successor Trustee and of the successor Trustee's acceptance of the trusteeship. Copies of such notice of removal shall be promptly provided to the Advisor by the Company.

         7.3 Appointment of Successor Trustee. In the event of the resignation or removal of the Trustee then a successor Trustee shall be appointed by the Company. Notwithstanding the foregoing provisions of this paragraph, a successor Trustee shall not be appointed under this Trust unless it (i) is a corporate





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trustee which has trust assets in excess of one hundred million dollars and such successor Trustee specifically agrees in writing to comply with the provisions of this Agreement or (ii) the Beneficiary consents to appointment of other than a corporate trustee as specified in clause (i); provided, however, in no event shall the Beneficiary, or any person who is a member of the Beneficiary's family, as defined in Internal Revenue Code Section 267(c)(4), be the Trustee. In the event that the Company appoints a successor Trustee in accordance with the foregoing provisions of this paragraph, the Advisor and the Beneficiaries shall be promptly notified of such appointment by the Company.

         7.4 Duties of Resigned or Removed Trustee and of Successor Trustee. If the Trustee resigns or is removed, such resigned or removed Trustee shall promptly transfer and deliver the assets of the Trust Fund to the successor Trustee, after reserving such reasonable amount as it shall deem necessary to provide for expenses and any sums chargeable against the Trust Fund. Within 120 days, the resigned or removed Trustee shall furnish to the Company, the successor Trustee and the Advisor an account of the administration of the Trust from the date of the last account with respect to the resigned or removed Trustee and any records or reports which the resigned or removed Trustee may possess which the Company may require to administer any Plan or the Advisor may require to advise the successor Trustee, the Beneficiaries or the Company. Each successor Trustee shall succeed to the Trust Fund vested in his predecessor without the signing or filing of any further instrument, but any resigned or removed Trustee shall execute all documents and do all acts necessary to vest the Trust Fund in any successor Trustee. Each successor Trustee shall have all the powers, rights and duties conferred by this Agreement as if originally named as Trustee. No successor Trustee shall be personally liable for any act or failure to act of a predecessor Trustee.

         7.5 Approval of Accounts. An account of the Trustee may be approved by the Company by written notice delivered to the Trustee or by failure to object to the account by written notice delivered to the Trustee within six months of the date upon which the account was delivered to the Company. The approval of an account shall constitute a full and complete discharge to the Trustee as to all matters set forth in that account as if the account had been settled by a court of competent jurisdiction in an action or proceeding to which the Company and the Trustee were parties. In no event shall the Trustee be precluded from having its accounts settled by judicial proceeding.


                                  ARTICLE VIII

                                 Miscellaneous

         8.1 Persons Dealing with Trustee. No person dealing with the Trustee shall be required to see to the application of any money paid or property delivered to the Trustee, or to determine whether or not the Trustee is acting pursuant to any authority granted under this Trust Agreement.

         8.2 Evidence. Evidence required of anyone under this Trust Agreement may be by certificate, affidavit, document or other instrument which the person acting in reliance thereon considers pertinent and reliable, and signed, made or presented by the proper party.

         8.3 Notice and Waiver of Notice. Any notice or document required to be filed under this Trust will be properly filed if delivered or mailed by registered mail postage prepaid, and: (i) if to the Company, in care of President at W 238 N 1650 Rockwood Drive, Waukesha, Wisconsin 53188, (ii) if to the Trustee, to David H. Sanders and (iii) if to the Advisor, in care of President at W 238 N 1650 Rockwood Drive, Waukesha, Wisconsin 53188. Any notice required under this Trust Agreement may be waived by the person entitled thereto.





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         8.4     Counterparts.  This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and no other counterpart need be produced.

         8.5 Words of Gender. Words of the masculine gender may, and where necessary shall, be construed as denoting the feminine and neuter gender.

         8.6 Governing Laws. This Trust Agreement shall be construed and administered according to the laws of the State of Illinois.

         8.7 Successors, Etc. The provisions of this Trust Agreement shall be binding on the Company and the Trustee and their successors and on all persons entitled to benefits under the Plan or the Trust and their respective heirs and legal representatives.

         8.8 Terms. Capitalized words not otherwise defined in this Agreement shall have the meaning ascribed to them under the Plan.

                                   ARTICLE IX

                     Amendment, Revocation and Termination

         9.1 Amendment and Revocation. This Trust Agreement shall be revocable by the Company at any time prior to 30 days following the Company's receipt of a favorable ruling by the Internal Revenue Service; thereafter, this Trust Agreement shall be irrevocable. In the event that a ruling by the Internal Revenue Service is not requested within 60 days after execution of this Trust Agreement this Trust Agreement shall become irrevocable upon expiration of the 60-day period.

         9.2 Termination. If the Plan is terminated, all of the provisions of the Trust evidenced by this Trust Agreement, as applied to the Plan, nevertheless shall continue in effect until the portion of the Trust Fund attributable to the Plan has been distributed by the Trustee. This Trust Agreement shall terminate on the earlier of the date of which all assets of the Trust have been paid to Beneficiaries in satisfaction of all benefit obligations under the Plan or twenty years from the Effective Date. On termination of the Trust, the Trustee, as directed by the Advisor, shall make a payment to each Beneficiary of the lump sum value of all remaining benefits with respect to which the Beneficiary has an interest based upon calculations by the Advisor.

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be signed and attested to by their duly authorized officers the day and year first above written.

                                        Biochem International Inc.


                                        By
                                           -------------------------------
                                        Its
                                            ------------------------------

ATTEST:

--------------------------
Its
    ----------------------

                                        ----------------------------------
                                        David H. Sanders, as Trustee





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                                   SCHEDULE A












                            Compensation Agreement,
                            dated February 24, 1996
                 by and between Biochem International Inc. and
                                 Frank Katarow




















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